Exhibit 21
Subsidiaries of Entegris, Inc.

Name of Subsidiary	Jurisdiction
Entegris-Jetalon Solutions, Inc.	Delaware
Entegris Korea Ltd.	South Korea
Pureline Co. Ltd. (1)	South Korea
Entegris Korea II Ltd.	South Korea
Entegris International Holdings IV LLC	Delaware
Entegris Pacific Ltd.	Delaware
Entegris (Shanghai) Microelectronics Trading Company Ltd.	Peoples Republic of China
Entegris Malaysia Sdn. Bhd.	Malaysia
ATMI Malaysia Sdn. Bhd.	Malaysia
Entegris International Holdings B.V.	The Netherlands
Entegris International Holdings II B.V.	The Netherlands
Entegris Asia Pte. Ltd.	Singapore
Entegris GmbH (2)	Germany
ATMI GmbH	Germany
Entegris Ireland Ltd.	Ireland
ATMI Ecosys LLC	California
ATMI Korea Co. Ltd.	South Korea
ATMI Pte. Ltd.	Singapore
Entegris Singapore Pte. Ltd.	Singapore
Entegris Pte. Ltd.	Singapore
Entegris SAS	France
Entegris Israel Ltd.	Israel
Entegris Cleaning Process SAS	France
Entegris International Holdings III B.V.	The Netherlands
Entegris Taiwan Enterprise Partnership (3)	Taiwan
Entegris Asia LLC	Delaware
Entegris Taiwan Technologies Co. Ltd.	Taiwan
Nihon Entegris K.K.	Japan
Entegris Japan Co. Ltd.	Japan
Entegris Specialty Materials, LLC	Delaware
Poco Graphite, Inc.	Delaware
Poco Graphite International, Inc.	Delaware
Poco Graphite SARL (4)	France
ATMI Inc.	Delaware
Advanced Technology Materials, Inc.	Delaware
ATMI Packaging LLC	Delaware
ATMI Materials LLC	Delaware
Entegris International Holdings V LLC	Delaware
ATMI International Holdings, Inc.	Delaware
ATMI Belgium Holdings, Inc.	Delaware
Entegris International Holdings VI LLC	Delaware
ATMI Sarl	Luxembourg
ATMI Belgium LLC	Delaware

ATMI Taiwan Holdings, Inc.	Delaware
ATMI Taiwan Co., Ltd.	Taiwan
ATMI Semiconductor New Materials Xi'an Co., Ltd.	China
ATMI International Trading Co. Ltd.	China
ATMI Clean Technologies (Shanghai) Company Limited	China
ATMI Japan K.K.	Japan

(1)	Owned 37.5% by Entegris Korea Ltd. and 62.5% by registrant

(2)	Owned 90% by Entegris International Holdings B.V. and 10% by registrant

(3)	Owned 99% by Entegris International Holdings B.V. and 1% by registrant

(4)	Owned 90% by Poco Graphite, Inc. and 10% by Poco Graphite International, Inc.